Exhibit 2.1

REORGANIZATION AGREEMENT

by and among

US LBM HOLDINGS, INC.,

LBM ACQUISITION, LLC,

LBM MIDCO, LLC,

AND

THE OTHER PARTIES NAMED HEREIN

Dated as of May 9, 2017

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		2
1.1	Certain Defined Terms	2
1.2	Terms Defined Elsewhere in this Agreement	4
1.3	Other Definitional and Interpretative Provisions	4

ARTICLE II THE REORGANIZATION		5
2.1	Transactions	5
2.2	Consent to Reorganization Transactions	8
2.3	No Liabilities in Event of Termination; Certain Covenants	9

ARTICLE III REPRESENTATIONS AND WARRANTIES		9
3.1	Representations and Warranties	9

ARTICLE IV MISCELLANEOUS		10
4.1	Amendments and Waivers	10
4.2	Successors and Assigns	10
4.3	Notices	10
4.4	Further Assurances	12
4.5	Entire Agreement	12
4.6	Governing Law	12
4.7	Waiver of Jury Trial; Consent to Jurisdiction	13
4.8	Severability	13
4.9	Specific Enforcement	13
4.10	Counterparts	14

i

REORGANIZATION AGREEMENT

This REORGANIZATION AGREEMENT (as amended, supplemented or restated from time to time, this “Agreement”) is entered into as of May 9, 2017, by and among (i) US LBM Holdings, Inc., a Delaware corporation (“Pubco”), (ii) LBM Acquisition, LLC, a Delaware limited liability company (“Continuing LLC Owner”), (iii) LBM Midco, LLC, a Delaware limited liability company (“Midco”), and (iv) 2015 Build LLC, a Virginia limited liability company, FW RMB Nansemond Investors, LLC, a Delaware limited liability company, LBM Management Holdings, LLC, the Kelso Blockers (as defined herein) and the BlackEagle Blocker (as defined herein) (each an “Exchanging LLC Owner” and, collectively, the “Exchanging LLC Owners”).

RECITALS

WHEREAS, the Board of Directors of Pubco (the “Pubco Board”) has determined to effect an underwritten initial public offering (the “IPO”) of Pubco’s Class A Common Stock (as defined below);

WHEREAS, Continuing LLC Owner is the sole member of Midco;

WHEREAS, LBM Management Holdings, LLC, 2015 Build LLC and FW RMB Nansemond Investors, LLC hold limited liability company interests in Continuing LLC Owner;

WHEREAS, the Kelso Blockers indirectly hold limited liability company interests in Continuing LLC Owner through their partnership interests in Investor (as defined herein);

WHEREAS, the BlackEagle Blocker indirectly holds limited liability company interests in Continuing LLC Owner through its limited liability company interests in US LBM Investors and US LBM Intermediate Investors (as defined herein); and

WHEREAS, the parties hereto desire to effect the Reorganization Transactions (as defined below) in contemplation of the IPO.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1                               Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“BlackEagle Blocker” means BEP/US LBM Blocker Corporation, a Delaware corporation.

“BlackEagle Fund” means BlackEagle Partners Fund, L.P., a Delaware limited partnership.

“Business Day” means a day, other than Saturday, Sunday or other day on which banks located in New York City, New York are authorized or required by law to close.

“Class A Common Stock” means Class A Common Stock, par value $0.01 per share, of Pubco, having the rights to be set forth in the Amended and Restated Certificate of Incorporation.

“Class B Common Stock” means Class B Common Stock of Pubco, having the par value and rights to be set forth in the Amended and Restated Certificate of Incorporation.

“Co-Investment DE” means Kelso Hammer Co-Investment (DE), L.P., a Delaware limited partnership, and sole member of Kelso Hammer Blocker (as defined below).

“Continuing LLC Owner Agreement” means the Amended and Restated Limited Liability Company Agreement of Continuing LLC Owner dated as of August 20, 2015 as amended from time to time.

“Continuing LLC Owner Board” means the board of directors of Continuing LLC Owner.

“Existing Midco LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Midco dated as of July 17, 2015, as amended through the date hereof.

“Hammer DE” means KIA IX (Hammer DE), L.P., a Delaware limited partnership, and sole member of KIA IX Blocker (as defined below).

“Investor” means KIA IX (Hammer) Investor, L.P., a Delaware limited partnership.

“IPO Closing” means the initial closing of the sale of the Class A Common Stock in the IPO.

“Kelso Blocker Funds” means Hammer DE together with Co-Investment DE.

“Kelso Blockers” means Kelso Hammer Blocker and KIA IX Blocker.

“Kelso Hammer Blocker” means Kelso Hammer Co-Investment Blocker, LLC, a Delaware limited liability company.

“KIA IX Blocker” means KIA IX (Hammer) Blocker, LLC, a Delaware limited liability company.

“Management Holdings” means LBM Management Holdings, LLC, a Delaware limited liability company.

“Member” means a member of Midco, including the “Sole Member” as such term is defined in the Existing Midco LLC Agreement and any additional members admitted pursuant to section 14 of the Existing Midco LLC Agreement.

“Person” means any individual, a corporation, a partnership, a limited liability company, a trust, an incorporated or unincorporated association, a joint venture, a joint stock company or any other entity or body.

“Pricing” means such date and time as the Pubco Board or any authorized committee thereof determines to price the IPO.

“Reorganization Documents” means each of the agreements and documents to be entered into in connection with the Reorganization Transactions.

“Securities Act” means the Securities Act of 1933, as amended.

“Unit” means a limited liability company interest in Midco.

“US LBM Intermediate Investors” means BEP/US LBM Intermediate Investors, LLC, a Delaware limited liability company.

“US LBM Investors” means US LBM Investors, LLC, a Delaware limited liability company.

1.2                               Terms Defined Elsewhere in this Agreement.  Each of the following terms is defined in the Section set forth opposite such term:

Term	Section

Agreement	Preamble
Amended and Restated Certificate of Incorporation	2.1(a)(i)
BlackEagle Blocker Contribution	2.1(b)(ii)(B)
Continuing LLC Owner	Preamble
Continuing LLC Owner Tax Receivable Agreement	2.1(b)(v)(C)
e-mail	4.3
Exchange Agreement	2.1(b)(v)(B)
Exchanging LLC Owner	Preamble
Exchanging LLC Owners	Preamble
Exchanging LLC Owners Tax Receivable Agreement	2.1(b)(v)(D)
IPO	Recitals
Kelso Blocker Contributions	2.1(b)(ii)(A)
Midco	Preamble
Midco LLC Agreement	2.1(b)(iv)
Pubco	Preamble
Pubco Board	Recitals
Reorganization Transactions	2.1
Subscription Agreement	2.1(b)(v)(A)

1.3                               Other Definitional and Interpretative Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE II

THE REORGANIZATION

2.1                               Transactions.  Subject to the terms and conditions hereinafter set forth, and on the basis of and in reliance upon the representations, warranties, covenants and agreements set forth herein, the parties hereto shall take the actions described in this Section 2.1 (each, a “Reorganization Transaction” and, collectively, the “Reorganization Transactions”):

(a)                                 On or prior to the IPO Closing, Pubco shall take the actions set forth below (or cause such actions to take place):

(i)                                     Amend and Restate Pubco Certificate of Incorporation.  Pubco shall adopt and file with the Secretary of State of the State of Delaware an amended and restated certificate of incorporation of Pubco, in such form to be approved by the Pubco Board (the “Amended and Restated Certificate of Incorporation”).

(ii)                                  Amend and Restate Pubco Bylaws.  Pubco shall adopt amended and restated by-laws of Pubco in such form to be approved by the Pubco Board.

(b)                                 Following Pricing and prior to the IPO Closing, the applicable parties shall take the actions set forth below (or cause such actions to take place):

(i)                                     Reorganization Party Distributions.

(A)                               Continuing LLC Owner shall distribute Units held by Continuing LLC Owner to (x) Investor in an amount representing the Kelso Blockers’ indirect ownership interests in Midco, (y) Management Holdings, 2015 Build LLC and FW RMB Nansemond Investors, LLC in an amount representing their respective indirect ownership interests in Midco, in complete redemption of their respective ownership interests in Continuing LLC Owner and (z) US LBM Investors and US LBM Intermediate Investors in an amount representing the BlackEagle Blocker’s indirect ownership interest in Midco;

(B)                               Investor shall distribute to each of the Kelso Blockers the Units so received by Investor pursuant to Section 2.1(b)(i)(A)(x) above in complete redemption of such Kelso Blocker’s respective ownership interests in Investor; and

(C)                               US LBM Investors and US LBM Intermediate Investors shall distribute to BlackEagle Blocker the Units so received by US LBM

Investors and US LBM Intermediate Investors pursuant to Section 2.1(b)(i)(A)(z) in complete redemption of BlackEagle Blocker’s direct or indirect ownership interest in US LBM Investors and US LBM Intermediate Investors.

(ii)                                  Pubco Contributions.  Following the completion of the actions described in Section 2.1(b)(i):

(A)                               pursuant to an agreement in the form approved by the Pubco Board and the Continuing LLC Owner Board, each of the Kelso Blockers shall, substantially concurrently, directly or indirectly transfer its assets to Pubco (including by means of a merger of each Kelso Blocker with and into Pubco or a contribution of 100% of the equity interests in each Kelso Blocker to Pubco); and as consideration for such transfer, each Kelso Blocker Fund, as the sole member of its Kelso Blocker, shall directly or indirectly through an entity intended to replicate the existing equity incentive arrangements of the Continuing LLC Owner receive (x) a number of shares of Class A Common Stock equal to the number of Units held by its Kelso Blocker prior to such transfers (the “Kelso Blocker Contributions”) and (y) the right to receive payments under the Exchanging LLC Owners Tax Receivable Agreement (as defined below); and

(B)                               pursuant to an agreement in the form approved by the Pubco Board and the Continuing LLC Owner Board, the BlackEagle Blocker shall, substantially concurrently, directly or indirectly transfer its assets to Pubco (including by means of a merger of the BlackEagle Blocker with and into Pubco or a contribution of 100% of the equity interests in the BlackEagle Blocker to Pubco, provided, however, that the BlackEagle Blocker shall have the right to transfer its assets to Pubco pursuant to this Section 2.1(b)(ii)(B) in the same manner as Kelso Blocker contributes its assets to Pubco pursuant to Section 2.1(b)(ii)(A) above); and as consideration for such transfer, BlackEagle Fund, as the sole stockholder of BlackEagle Blocker, shall directly or indirectly through an entity intended to replicate the existing equity incentive arrangements of the Continuing LLC Owner receive a number of shares of Class A Common Stock equal to the number of Units held by the BlackEagle Blocker prior to such transfers (the “BlackEagle Blocker Contribution”).

(iii)                               Other Contributions.  On the same day as the Kelso Blocker Contributions and the BlackEagle Blocker Contribution, each of Management Holdings, 2015 Build LLC and FW RMB Nansemond Investors, LLC shall contribute or transfer its Units received pursuant to Section 2.1(b)(i)(A)(y) above to Pubco in exchange for Class A Common Stock in an amount of shares equal to the number of Units contributed or transferred.

(iv)                              Amend and Restate Midco LLC Agreement.  Midco shall amend and restate its limited liability company agreement in such form to be approved by the Pubco Board and the Continuing LLC Owner Board (the “Midco LLC Agreement”) so that, among other things, concurrently with the IPO Closing and the contribution of the proceeds of such offering by Pubco to Midco in exchange for Units, Pubco shall become the sole managing member of Midco.

(v)                                 Additional Agreements.  Following the amendment and restatement of the Midco LLC Agreement, substantially concurrently:

(A)                               Pubco and Continuing LLC Owner shall enter into a Subscription Agreement in the form approved by the Continuing LLC Owner Board and Pubco Board (the “Subscription Agreement”) pursuant to which Continuing LLC Owner shall pay Pubco the product of (X) the par value of the Class B Common Stock and (Y) the number of Units to be held by Continuing LLC Owner following the IPO Closing, in exchange for a number of newly issued shares of Class B Common Stock such that after such exchange, Continuing LLC Owner holds a number of shares of Class B Common Stock equal to the number of Units held by Continuing LLC Owner.

(B)                               Continuing LLC Owner shall enter into an Exchange Agreement with Pubco in such form to be approved by the Pubco Board and the Continuing LLC Owner Board (the “Exchange Agreement”), whereby pursuant to the terms and conditions thereof, Continuing LLC Owner (and its permitted transferees) shall be permitted to exchange its Units with Pubco for an equal number of shares of Class A Common Stock (or, at the election of the Pubco Board, an equivalent cash payment).  Upon any such exchange, a corresponding number of shares of Class B Common Stock shall be cancelled such that at all times the number of Units held by Continuing LLC Owner (or its permitted transferees) equals the number of shares of Class B Common Stock held by Continuing LLC Owner (or its permitted transferees).

(C)                               Continuing LLC Owner and Pubco shall enter into a Tax Receivable Agreement in such form to be approved by the Pubco Board and the Continuing LLC Owner Board (the “Continuing LLC Owner Tax Receivable Agreement”).

(D)                               The Kelso Blocker Funds or their designees and Pubco shall enter into a Tax Receivable Agreement in the form approved by the

Pubco Board (the “Exchanging LLC Owners Tax Receivable Agreement”).

(E)                                Pubco shall enter into any and all other agreements as the Pubco Board determines are in the best interests of Pubco.

(c)                                  Immediately following the IPO Closing:

(i)                                     Pubco shall contribute (or shall cause to be contributed) to Midco the proceeds Pubco received at the IPO Closing from the sale of Class A Common Stock in the IPO, in exchange for a number of Units that results in the aggregate number of Units held by Pubco being equal to the number of then outstanding shares of Class A Common Stock.  If the underwriters exercise their option contained in the underwriting agreement to purchase additional shares of Class A Common Stock from Pubco in connection with the IPO, Pubco shall contribute the proceeds from such subsequent closing to Midco in exchange for a number of Units that results in the aggregate number of Units held by Pubco being equal to the number of then outstanding shares of Class A Common Stock.

2.2                               Consent to Reorganization Transactions.

(a)                                 Each of the parties hereto hereby acknowledges, agrees and consents to all of the Reorganization Transactions.

(b)                                 The parties hereto shall execute and deliver to each other, as applicable, prior to the IPO Closing, each of the Reorganization Documents to which it is a party, together with any other documents and instruments necessary or appropriate to be delivered in connection with the Reorganization Transactions, provided that Continuing LLC Owner shall comply with Section 13.10 of the Continuing LLC Owner Agreement.

(c)                                  Each of the Exchanging LLC Owners hereby agrees to (i) exchange (whether by contribution, merger or otherwise) its existing direct and indirect economic interests in Midco for Class A Stock prior to the IPO Closing, subject solely to the IPO Closing having occurred, and (ii) take any and all steps as necessary to effect such result, including executing the Reorganization Documents in the forms to be approved by the Pubco Board and the Continuing LLC Owner Board.

(d)                                 Each of the Exchanging LLC Owners (either alone or together with its advisors) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the Reorganization Transactions.  Such party has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Reorganization Transactions and has had full access to such other information concerning the Reorganization Transactions as it has requested.  Such party has received all information that it believes is necessary or appropriate in connection with the Reorganization Transactions.  Such party is an informed and sophisticated party and has engaged, to the extent such party deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby.  Such party is an accredited investor as that term is defined in Regulation D under the Securities Act.  Such party understands that the securities to be acquired hereunder have not been registered and agrees to resell such securities pursuant to a registration statement under the Securities Act, or, if available, pursuant to an available exemption from registration under the Securities Act.

2.3                               No Liabilities in Event of Termination; Certain Covenants.

(a)                                 In the event that the IPO is abandoned or, unless Pubco and Continuing LLC Owner otherwise agree, the IPO Closing has not occurred by December 31, 2018, (i) this Agreement shall automatically terminate and be of no further force or effect except for this Section 2.3 and Article IV and (ii) there shall be no liability on the part of any of the parties hereto, except that such termination shall not preclude any party from pursuing judicial remedies for damages and/or other relief as a result of the breach by the other parties of any representation, warranty, covenant or agreement contained herein prior to such termination.

(b)                                 In the event that this Agreement is terminated, pursuant to Section 2.3(a) or otherwise, for any reason after the consummation of any of the Reorganization Transactions, but prior to the consummation of all of the Reorganization Transactions, the parties agree, as applicable, to cooperate and work in good faith to execute and deliver such agreements and consents and amend such documents and to effect such transactions or actions as may be necessary to re-establish the rights, preferences and privileges that the parties hereto had prior to the consummation of the Reorganization Transactions, or any part thereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1                               Representations and Warranties.  Each party hereto hereby represents and warrants to all of the other parties hereto as follows:

(a)                                 The execution, delivery and performance by such party of this Agreement and of the applicable Reorganization Documents have been, or will be, duly authorized by all necessary action.  Such party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation;

(b)                                 Such party has or prior to the Pricing will have the requisite power, authority and legal right to execute and deliver each of the Reorganization Documents, to the extent a party thereto, and to consummate the transactions contemplated hereby and thereby, as the case may be;

(c)                                  This Agreement and each of the Reorganization Documents to which it is a party have been (or when executed will be) duly executed and delivered by such party and constitute (or when executed will constitute) a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing; and

(d)                                 Neither the execution, delivery and performance by such party of this Agreement and the applicable Reorganization Documents, to the extent a party thereto, nor the consummation by such party of the transactions contemplated hereby or thereby, nor compliance by such party with the terms and provisions hereof or thereof, will, directly or indirectly (with or without notice or lapse of time or both), (i) if such party is not an individual, contravene or conflict with, or result in a breach or termination of, or constitute a default under (or with notice or lapse of time or both, result in the breach or termination of or constitute a default under) the organizational documents of such party, (ii) constitute a violation by such party of any existing requirement of law applicable to such party or any of its properties, rights or assets or (iii) require the consent or approval of any Person, except, in the case of clauses (ii) and (iii), as would not reasonably be expected to result in, individually or in the aggregate, a material adverse effect on the ability of such party to consummate the transactions contemplated by this Agreement and the applicable Reorganization Documents, to the extent a party thereto.

ARTICLE IV

MISCELLANEOUS

4.1                               Amendments and Waivers.  This Agreement may be modified, amended or waived upon the written approval of Pubco and Continuing LLC Owner; provided, however, that any such modification, amendment or waiver that, by its terms, has a disproportionate material and adverse effect on the economic rights, preferences or privileges of any party hereto, as compared with the effect on all other parties hereto, shall require the written consent of such party that is materially and adversely affected.

4.2                               Successors and Assigns.  This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

4.3                               Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail

(“e-mail”) transmission, so long as a receipt of such e-mail is requested and received by non-automated response).  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.  All such notices, requests and other communications to any party hereunder shall be given to such party as follows:

If to Pubco or Midco, addressed to it at:

US LBM Holdings, Inc.
1000 Corporate Grove Drive

Buffalo Grove, Illinois 60089

E-mail: michelle.pollock@uslbm.com

Fax: 877-787-5269

Attention :  Michelle Pollock

with a copy (which shall not constitute notice) to:

Debevoise and Plimpton LLP
919 Third Avenue,

New York, New York 10022

E-mail:  pjloughran@debevoise.com
Fax:  212 909 6836
Attention:  Peter J. Loughran, Esq.

If to Continuing LLC Owner, addressed to it at:

Kelso & Company

320 Park Avenue, 24th Floor

New York, New York 10022

E-mail:  jconnors@kelso.com

Fax: 212 223 2379
Attention:  James Connors, II

and

with a copy (which shall not constitute notice) to:

Debevoise and Plimpton LLP
919 Third Avenue,

New York, New York 10022

E-mail:  pjloughran@debevoise.com
Fax:  212 909 6836
Attention:  Peter J. Loughran, Esq.

If to Exchanging LLC Owners, to:

Kelso & Company

320 Park Ave, 24th Floor

New York, New York 10022

E-mail:  jconnors@kelso.com

Fax: 212 223 2379
Attention:  James Connors, II

with a copy (which shall not constitute notice) to:

Debevoise and Plimpton LLP
919 Third Avenue,

New York, New York 10022

E-mail:  pjloughran@debevoise.com
Fax:  212 909 6836
Attention:  Peter J. Loughran, Esq.

4.4                               Further Assurances.  At any time or from time to time after the date hereof, the parties shall cooperate with each other, and at the request of any other party, shall execute and deliver any further instruments or documents and shall take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and shall otherwise carry out the intent of the parties hereunder.

4.5                               Entire Agreement.  Except as otherwise expressly set forth herein, this Agreement, together with the Reorganization Documents, as applicable, embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

4.6                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law rules of such State that would result in the application of the laws of a jurisdiction other than the State of Delaware.  The parties hereto hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required.  Each of the parties hereto agrees

(a) that this Agreement involves at least $100,000.00, and (b) that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. § 2708.

4.7                               Waiver of Jury Trial; Consent to Jurisdiction.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT.  Each party hereby submits, to the fullest extent permitted by law, to the exclusive jurisdiction of the federal courts located in the State of Delaware or the Delaware Court of Chancery (or, if the Court of Chancery does not have jurisdiction, the Delaware Supreme Court) (and any appellate court thereof) for the purpose of adjudicating any dispute arising hereunder.  Each party hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court any objection to such jurisdiction, whether on the grounds of hardship, inconvenient forum or otherwise.  Each party further agrees that (1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, or (2) to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware.

4.8                               Severability.  If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party.  Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herby be consummated as originally contemplated to the fullest extent possible.

4.9                               Specific Enforcement.  The parties hereto acknowledge that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall, to the fullest extent permitted by law, be entitled to equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

4.10                        Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Reorganization Agreement as of the date first above written.

[SIGNATURE PAGES FOLLOW]

LBM ACQUISITION, LLC

By:	/s/ James J. Connors, II
Name: James J. Connors, II
Title: Vice President

[Signature Page to the Reorganization Agreement]

US LBM HOLDINGS, INC.

By:	/s/ Michelle Pollock
Name: Michelle Pollock
Title: Senior Vice President, Secretary and General Counsel

[Signature Page to the Reorganization Agreement]

LBM MIDCO, LLC

By:	LBM Acquisition, LLC, its sole member

By:	KIA IX (HAMMER) Investor, L.P., its general partner

By:	KIA IX (HAMMER) GP, L.P.,
its general partner

By:	KELSO GP IX, LLC,
its general partner

By:	/s/ James J. Connors, II
Name: James J. Connors, II
Title: Vice President and Secretary

[Signature Page to the Reorganization Agreement]

LBM MANAGEMENT HOLDINGS, LLC

By:	KIA IX (Hammer), Investor, L.P., its Manager

By:	KIA IX (HAMMER) GP, L.P.,
its general partner

By:	KELSO GP IX, LLC,
its general partner

By:	/s/ James J. Connors, II
Name: James J. Connors, II
Title: Managing Member

[Signature Page to the Reorganization Agreement]

KELSO HAMMER CO-INVESTMENT BLOCKER, LLC

By:	KELSO HAMMER CO-INVESTMENT (DE), L.P., its sole member

By:	KIA IX (HAMMER) GP, L.P.,
its general partner

By:	KELSO GP IX, LLC,
its general partner

By:	/s/ James J. Connors, II
Name: James J. Connors, II
Title: Managing Member

[Signature Page to the Reorganization Agreement]

KIA IX (HAMMER) BLOCKER, LLC

By:	KIA IX (Hammer DE), L.P., its sole member

By:	KIA IX (HAMMER) GP, L.P.,
its general partner

By:	KELSO GP IX, LLC,
its general partner

By:	/s/ James J. Connors, II
Name: James J. Connors, II
Title: Managing Member

[Signature Page to the Reorganization Agreement]

2015 BUILD LLC

By:	/s/ H. Hiter Harris III
Name: H. Hiter Harris III
Title: Manager

[Signature Page to the Reorganization Agreement]

FW RMB NANSEMOND INVESTORS, LLC

By:	/s/ Jay H. Hebert
Name: Jay H. Hebert
Title: Authorized Agent

[Signature Page to the Reorganization Agreement]

BEP/US LBM BLOCKER CORPORATION

By:	/s/ Jason Runco
Name: Jason Runco
Title: President

[Signature Page to the Reorganization Agreement]